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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: April 17, 2002
                        (Date of earliest event reported)

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)


         Delaware                      000-25837                  36-2681268
(State or other jurisdiction      (Commission File No.)         (IRS Employer
 of incorporation)                                           Identification No.)

                       233 South Wacker Drive, Suite 4200
                          Chicago, Illinois 60606-6303
                    (Address of Principal Executive Offices)

                                  312-496-1200
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

     On April 17, 2002, the Board of Directors of Heidrick & Struggles International, Inc. ("the Company") and its Audit Committee decided to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Company's independent public accountants for the fiscal year 2002.

     Andersen's audit reports on the Company's consolidated financial statements for each of the two most recent fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in conjunction with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)
(1) (v) of Regulation S-K.

     The company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated April 17, 2002 stating its agreement with such statements.

     During the Company's two most recent fiscal years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number    Description
--------------    -----------
16.1              Letter from Arthur Andersen LLP to the Securities and Exchange
                  Commission dated April 17, 2002 regarding change in certifying accountant.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HEIDRICK & STRUGGLES INTERNATIONAL, INC.



                                       /s/  Kevin J. Smith
                                       -----------------------------------------
                                       Kevin J. Smith, Chief Financial Officer

Dated: April 17, 2002